Exhibit 10.10

CHILL HOLDINGS, INC.

2008 STOCK INCENTIVE PLAN

1.	Purpose of the Plan.

The purpose of this Chill Holdings, Inc. 2008 Stock Incentive Plan is to aid Chill Holdings, Inc., a Delaware corporation (the “Company”) and its Affiliates (as defined below) in recruiting and retaining service providers of outstanding ability and to motivate such persons to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Stock Awards (as defined below). The Company expects that it will benefit from aligning the interests of such persons with those of the Company and its Affiliates by providing them with equity-based awards based on the shares of common stock of the Company (hereinafter, the “Common Stock” or “Stock”).

2.	Definitions.

Capitalized terms not otherwise defined in this Plan (whether under this Section 2 or otherwise) shall have the same meaning as set forth in the Management Stockholders Agreement (as defined below). Without limiting the foregoing, for purposes of this Plan, the following capitalized terms shall have their respective meanings set forth below:

(a) “Affiliate” shall have the meaning ascribed to such term in the Management Stockholders Agreement.

(b) “Applicable Law” shall mean the legal requirements relating to the administration of an equity compensation plan under applicable U.S. federal and state corporate and securities laws, the Code, any stock exchange rules or regulations, and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

(c) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (or any successor rules thereto).

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall have the meaning given to such term in the employment or severance agreement between the Company or any of its Affiliates and the applicable Participant, or, if no such employment or severance agreement exists or if “Cause” is not defined therein, “Cause” shall have the meaning ascribed to such term in the Management Stockholders Agreement.

(f) “Change in Control” shall have the meaning ascribed to such term in the Management Stockholders Agreement. For the avoidance of doubt, the closing of the transactions contemplated under the agreement and plan of merger, dated as of October 21, 2007 (the “Merger Agreement”), among the Company, Chill Acquisition, Inc. and Goodman Global, Inc., shall not constitute a Change in Control.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of this Plan; provided that in the absence of any such Compensation Committee or other committee, the term “Committee” shall mean the Board.

(i) “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

(j) “Company” shall mean Chill Holdings, Inc., a Delaware corporation.

(k) “Consultant” shall mean any person engaged by the Company or any of its Affiliates to render consulting or advisory services and who is compensated for such services (other than as an Employee or Director).

(l) “Continuous Service” shall mean that the Participant’s service with the Company or an Affiliate in his or her capacity as an Employee, Director, or Consultant, as applicable, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director shall not constitute an interruption of Continuous Service. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(m) “Director” shall mean a member of the Board of Directors of the Company.

(n) “Disability” shall have the meaning ascribed to such term in the employment or severance agreement between the Company or any of its Affiliates and the applicable Participant, or, if no such employment or severance agreement exists or if “Disability” is not defined therein, “Disability” shall have the meaning ascribed to such term in the Management Stockholders Agreement.

(o) “Effective Date” shall mean the date the Board approves this Plan, or such later date as designated by the Board.

(p) “Employee” shall mean any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(q) “Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as each may be amended from time to time.

(r) “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of each share of Common Stock shall be the closing sales price for a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board or Committee deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value of a share (or shares) of Common Stock shall be determined in good faith by the Board in accordance with any of the acceptable methods described in Treasury Regulation § 1.409A-1(b).

Notwithstanding anything to the contrary herein, the value of the shares of Common Stock shall at all times be determined in a manner intended to be consistent with Section 409A of the Code (and the regulations and guidance promulgated thereunder), as may be amended from time to time.

(s) “Incentive Stock Option” shall mean a stock option to acquire shares of Common Stock intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder, as amended from time to time.

(t) “H&F Investors” shall have the meaning ascribed to such term in the Management Stockholders Agreement.

(u) “Initial Public Offering” shall have the meaning ascribed to such term in the Management Stockholders Agreement.

(v) “Listing Date” shall mean the first date upon which any shares of Common Stock are listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

(w) “Management Stockholders Agreement” shall mean, with respect to any Participant or Stock Award, (i) the Chill Holdings, Inc. Management Stockholders Agreement dated as of February 13, 2008, as may be amended from time to time, or (ii) such other Chill Holdings, Inc. Management Stockholders Agreement, as amended from time to time, to which the applicable Participant is party in lieu thereof (as approved by the Board and in accordance with the applicable terms of the Chill Holdings, Inc. Stockholders Agreement, dated as of February 13, 2008).

(x) “Nonstatutory Stock Option” shall mean an Option to acquire shares of Common Stock that is not intended to qualify as an Incentive Stock Option.

(y) “Option” shall mean an Incentive Stock Option or Nonstatutory Stock Option granted pursuant to the Plan.

(z) “Option Agreement” shall mean a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall also be subject to the terms and conditions of the Plan.

(aa) “Optionholder” shall mean a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(bb) “Other Stock-Based Award” shall mean a Stock Award granted pursuant to the provisions of Section 8 of the Plan.

(cc) “Own, Owned, Owner, Ownership” shall mean, except as otherwise required by Applicable Law, that a person or entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities. For the purposes of determining the limitations applicable to Incentive Stock Options, this term shall include (i) for an individual for whom such limitation is being determined, such individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and (ii) with respect to stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

(dd) “Participant” shall mean a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ee) “Permitted Transferee” shall mean any Person to whom a Stock Award or share of Common Stock is permitted to be transferred pursuant to the provisions of this Plan and, to the extent applicable, the Management Stockholders Agreement.

(ff) “Person” shall mean a “person” as such term is used for purposes of 13(d) or 14(d) of the Exchange Act (or any successor section thereto).

(gg) “Plan” shall mean this Chill Holdings, Inc. 2008 Stock Incentive Plan, as amended from time to time.

(hh) “Restricted Stock Purchase Award” shall mean the right to acquire shares of Common Stock upon the payment of the agreed-upon monetary consideration, if any, granted pursuant to the provisions of Section 7(a) of the Plan.

(ii) “Restricted Stock Unit” shall mean the right to receive one (1) share of Common Stock at or following the time the Restricted Stock Unit vests, granted pursuant to the provisions of Section 7(b) of the Plan.

(jj) “Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, as each may be amended from time to time.

(kk) “Stock Appreciation Right” shall mean a stock appreciation right granted pursuant to the provisions of Section 7(c) of the Plan.

(ll) “Stock Award” shall mean any right granted under the Plan, including, but not limited to: (i) Options (including Incentive Stock Options and Nonstatutory Stock Options), (ii) Restricted Stock Purchase Awards, (iii) Restricted Stock Units and (iv) Stock Appreciation Rights.

(mm) “Stock Award Agreement” shall mean a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of the Stock Award. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(nn) “Ten Percent Stockholder” shall mean a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	Administration.

(a) Administration by Committee. The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof. Stock Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates (or any predecessors thereto) or by any entity acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Stock Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors), provided that the terms “Cause” and “Disability,” if used in an employment or severance agreement between the Company or any of its Affiliates and the Participant, shall be interpreted under, and pursuant to the dispute resolution provision of, such employment or severance agreement. The Committee shall have the full power and authority to establish the terms and conditions of any Stock Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of a Stock Award. The Committee shall also determine the acceptable form or forms pursuant to which the Participant will be able to elect to pay a portion of or all such withholding taxes.

(b) International and State Specific Stock Awards. With respect to Participants who reside or work outside the United States of America, or who reside or work in a State of the United States of America that have laws that are in conflict with the terms set forth herein, the Committee may, in its sole discretion, amend the terms of the Plan and/or Stock Awards with respect to such Participants in order to conform such terms with the requirements of local law and/or to make such changes as are necessary or beneficial to the Company, its Affiliates and/or the Participants.

(c) Effect of Committee’s Decision. All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any Person and shall be final, binding and conclusive on all Persons (including, but not limited to, Participants and their beneficiaries or successors).

4.	Shares Subject to the Plan.

(a) Shares Reserved for Issuance Under the Plan. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate six million, seven hundred and thirty-four thousand, nine hundred and twenty-three (6,734,923) shares of Common Stock (the “Share Reserve”). The Share Reserve shall be reduced by the number of shares of Common Stock: (i) issued pursuant to a Stock Award, including a Stock Award issued pursuant to Section 3(b), or (ii) to the extent that a distribution pursuant to a Stock Award is made in cash, by the number of shares of Common Stock bearing a value equal to the amount of the cash distribution as of the time that such amount was determined. The maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options shall be 6,734,923 shares of Common Stock (the “ISO Limit”).

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason (i) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan; provided, however, that such shares of Common Stock shall not be available for issuance pursuant to the exercise of Incentive Stock Options.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares.

5.	Limitations on Eligibility.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants subject, however, to the limitations in Section 5(c).

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Consultants.

(i) Prior to the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act, as well as comply with the securities laws of all other relevant jurisdictions.

(ii) From and after the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

6.	Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. Options and any shares of Common Stock acquired upon exercise of Options shall be subject to the Management Stockholders Agreement, which sets forth the rights and obligations of an Optionholder and/or Company stockholder with respect to Options and Common Stock issued upon any exercise of an Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another stock option in a manner intended to satisfy the provisions of Section 424(a) and Section 409A of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another stock option in a manner satisfying the provisions of Section 424(a) and Section 409A of the Code.

(d) Consideration.

(i) The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by Applicable Law, either (1) in cash or by check at the time the Option is exercised, (2) at the discretion of the Board (at the time of the grant of the Option to the extent required by Applicable Law), (A) by delivery to the Company of other shares of Common Stock (subject to any requirements imposed by the Board in relation thereto) or (B) in any other form of legal consideration that may be acceptable to the Board, (3) if there is a public market for the shares at such time, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, or (4) a combination of the above.

(ii) Unless otherwise specifically provided in the Option Agreement, the purchase price of shares of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other shares of Common Stock acquired directly or indirectly from the Company shall be paid by shares of the Common Stock of the Company that have been held for such period of time as required to avoid a supplemental charge to earnings for financial accounting purposes, if any.

(iii) Wherever a Participant is permitted to pay the exercise price of an Option and/or taxes relating to the exercise of an Option by delivering shares of Common Stock, the Participant may, subject to procedures satisfactory to the Board, satisfy such delivery requirement by presenting proof of Beneficial Ownership of such shares of Common Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares from the Common Stock acquired by the exercise of the Option. Where necessary to avoid a supplemental charge to earnings for financial accounting purposes, any such withholding for tax purposes shall be made at the statutory minimum rate of withholding.

(e) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may become vested and exercisable (which may be based on performance or other criteria) as the Board may deem appropriate at the time of grant. The vesting provisions of individual Options may vary. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Unvested Options. Unless otherwise specified in the Optionholder’s Option Agreement or otherwise determined by the Committee in accordance with the terms and conditions set forth herein, any Option or portion thereof that is not vested at the time of termination of Continuous Service shall lapse and terminate, and shall not be exercisable by the Optionee or any other Person.

(g) Termination of Continuous Service. In the event an Optionholder’s Continuous Service is terminated other than by the Company or its Affiliates for Cause and other than as a result of the Optionholder’s death or Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination or as otherwise permitted by the Company) but only within such period of time ending on the earlier of (i) the date ninety (90) days following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement or as otherwise required by Applicable Law), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If the Optionholder does not exercise his or her Option within the specified time, the Option shall terminate.

(h) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement or as otherwise required by Applicable Law), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If the Optionholder does not exercise his or her Option within the specified time, the Option shall terminate.

(i) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death or as otherwise permitted by the Company) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement or as otherwise required by Applicable Law), or (2) the expiration of the term of such Option as set forth in the Option Agreement. If the Option is not exercised within the specified time, the Option shall terminate.

(j) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, and except as otherwise expressly provided in an Option Agreement, if the Optionholder’s Continuous Service is terminated by the Company for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Continuous Service (or on such later date as otherwise required by Applicable Law).

(k) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. Provided that the “Repurchase Limitation” in Section 10(j) is not violated, the Company will not exercise its repurchase option until such period of time as required to avoid a supplemental charge to earnings for financial accounting purposes, if any, has elapsed following exercise of the Option, unless the Board otherwise specifically provides in the Option Agreement.

(l) Extension of Termination Date. Notwithstanding the foregoing, an Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability or for Cause, if applicable) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, or similar requirements of Applicable Law of another jurisdiction to which the Option is subject, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or similar requirements.

(m) Loss of Tax Favored Status. If a Participant exercises an Incentive Stock Option more than three months after termination of employment (or after such longer period in case of death or Disability as permitted under the Code), such Option shall be treated as a Nonstatutory Stock Option. In addition, in no event shall any member of the Board, the Company, the H&F Investors or any of their respective Affiliates (including their respective employees, officers, directors or agents) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an Incentive Stock Option, nor do any such Persons make any representations regarding the taxation consequences to any Participant resulting from the grant, vesting or exercise of any Stock Award or from the sale of shares obtained pursuant to any such Stock Award.

7.	Provisions of Stock Awards other than Options.

(a) Restricted Stock Purchase Awards. Each Restricted Stock Purchase Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of a Restricted Stock Purchase Award agreement may change from time to time, and the terms and conditions of separate Restricted Stock Purchase Award agreements need not be identical, but each Restricted Stock Purchase Award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration/Purchase Price. The purchase price of a Restricted Stock Purchase Award, if any, shall be the same amount as the Committee shall determine and designate in the Stock Award Agreement. A Restricted Stock Purchase Award may, but need not be, granted in consideration for past services rendered to the Company or any Affiliate. In the event that a Restricted Stock Purchase Award is granted to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Company may require payment of the par value of the Common Stock by cash or check to the extent required by Applicable Law. The purchase price of Common Stock acquired pursuant to the Restricted Stock Purchase Award agreement, if any, shall be paid either: (1) in cash or by check at the time of purchase; (2) at the discretion of the Committee at the time of the grant of the Restricted Stock Purchase Award, to the extent required by Applicable Law (but in any event prior to the time of purchase): (A) by delivery to the Company of other shares of Common Stock, or (B) in any other form of legal consideration that may be acceptable to the Committee; or (3) a combination of the above. Unless otherwise specifically provided in the Stock Award Agreement, the purchase price of Common Stock acquired pursuant to a Restricted Stock Purchase Award that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid by shares of the Common Stock that have been held for such period of time as required to avoid a supplemental charge to earnings for financial accounting purposes, if any.

(ii) Vesting Generally. The total number of shares of Common Stock subject to a Restricted Stock Purchase Award may, but need not, vest in periodic installments that may, but need, not be equal. The Committee shall determine the criteria under which shares of Common Stock underlying a Restricted Stock Purchase Award may vest.

(iii) Repurchase. Shares of Common Stock awarded under a Restricted Stock Purchase Award agreement may, but need not, be subject to a share repurchase right in favor of the Company.

(iv) Termination of Participant’s Continuous Service. In addition to other rights provided to the Company hereunder and under the terms of any Restricted

Stock Purchase Award agreement, in the event a Participant’s Continuous Service terminates for any reason or no reason, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Purchase Award agreement at the Participant’s acquisition cost (if any) subject, however, to the provisions of Section 10(j) hereof.

(b) Restricted Stock Units. Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of a Restricted Stock Unit agreement may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical, but each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Unit may, but need not, be awarded in consideration for past services actually rendered to the Company or an Affiliate. In the event that a Restricted Stock Unit is granted to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Company will require payment of the par value of the Common Stock by cash or check to the extent required by Applicable Law.

(ii) Vesting Generally. Vesting shall generally be based on the Participant’s Continuous Service. Restricted Stock Units may, but need not, vest in periodic installments that may, but need not, be equal. The Board shall determine the criteria under which shares of Common Stock underlying a Restricted Stock Unit Award may vest. Shares of Common Stock awarded under the Restricted Stock Unit agreement may, but need not, be subject to a share reacquisition right in favor of the Company.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Participant shall automatically forfeit any or all of the shares of Common Stock that have not vested as of the date of termination under the terms of the Restricted Stock Unit agreement.

(c) Stock Appreciation Rights. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of shares of Common Stock covered by an Option (or such lesser number of shares as the Board may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7(c) (or such additional limitations as may be included in the applicable Stock Award Agreement) and as are required under Section 409A of the Code. Each Stock Appreciation Right agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of Stock Appreciation Right agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right agreements need not be identical, but each

Stock Appreciation Right agreement shall include (through incorporation of provisions thereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Terms. The exercise price per share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price of the related Option and (ii) the minimum amount permitted by Applicable Laws. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the exercise price per share, times (ii) the number of shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the option exercise price per share, times (ii) the number of shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in shares of Common Stock (any such shares valued at such Fair Market Value), or in cash, or partly in shares and partly in cash, all as shall be determined by the Board. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. No fractional shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Board should so determine, the number of shares of Common Stock will be rounded downward to the next whole share.

(ii) Limitations. The Board may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

8.	Other Stock-Based Awards.

The Committee, in its sole discretion, may grant or sell Stock Awards of shares of Common Stock, Stock Awards of restricted shares of Common Stock and Awards that are valued in whole or in part by reference to, or are otherwise based, on the Fair Market Value of shares of Common Stock (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common Stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Stock Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other

Stock-Based Awards shall be settled in cash, shares or a combination of cash and shares; and all other terms and conditions of such Stock Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all shares of Common Stock so awarded and issued shall be fully paid and non-assessable).

9.	Availability of Shares and Securities Law Compliance.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The grant of Stock Awards and the issuance of Common Stock pursuant to Stock Awards shall be subject to compliance with all Applicable Laws with respect to such securities. Stock Awards may not be issued if the issuance of such Stock Awards would constitute a violation of any Applicable Law. In addition, no Stock Award may be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Stock Award be in effect with respect to the shares of Common Stock issuable upon exercise of the Stock Award or (ii) in the opinion of legal counsel to the Company, the shares of Common Stock issuable upon exercise of the Stock Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act and/or other Applicable Law. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Stock Award or share of Common Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Stock Award or Common Stock.

10.	Miscellaneous.

(a) Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof shall vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it shall vest.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for issuance of the Common Stock pursuant to the terms of the applicable Stock Award.

(d) No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in any capacity (including, without limitation, in the capacity in effect at the time the Stock Award was granted) or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee for any reason or no reason, with or without notice, (ii) the service of a Consultant pursuant to the terms of such

Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award or acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with Applicable Law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then Applicable Law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, or otherwise deemed acceptable by the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (where withholding in excess of the minimum amount will result in a supplemental charge to earnings for financial accounting purposes); or (iii) delivering to the Company owned and unencumbered shares of Common Stock; provided, however, in the case of the tender of shares, that any such shares have been held by the Participant for such period of time as required to avoid a supplemental charge to earnings for financial accounting purposes, if any.

(h) Non-Qualified Deferred Compensation. To the extent applicable and notwithstanding any other provision of this Plan, this Plan and any Stock Awards granted hereunder shall be administered, operated and interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Board determines that any amounts payable hereunder may be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to the payment and/or delivery to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and related Stock Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Board determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Stock Awards hereunder and/or (ii) take such other actions as the Board determines necessary or appropriate to comply with, or exempt the Plan and/or Stock Awards from, the requirements of Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the Effective Date. The Company and its Affiliates make no guarantees to any person regarding the tax treatment of Stock Awards or payments made under the Plan, and, notwithstanding any agreement or understanding to the contrary, if any Stock Award, payments or other amounts due to a Participant (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Section 409A of the Code or otherwise to be imposed, then the Participant (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Company, its Affiliates and their respective employees, directors and representatives shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Participant (or his or her beneficiaries, as applicable) for any such additional taxes, fines or penalties.

(i) Information Obligation. Prior to the Listing Date, to the extent required by Rule 701 or any respective successor thereto, the Company shall deliver financial statements and any other required disclosure documents to Participants at least annually. Unless otherwise required under Rule 701, this Section 10(i) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.

(j) Repurchase Limitation. The terms of any repurchase option applicable to the unvested portion of a Stock Award or shares of Common Stock subject to the unvested portion of a Stock Award may be at the original purchase price, the Fair Market Value of the Common Stock at the time of repurchase, or such other price as determined in good faith by the Board consistent with the terms of the Plan, the Management Stockholders Agreement and Applicable Law.

11.	Adjustments Upon Certain Events.

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Stock Awards granted under the Plan:

(a) Generally. In the event of any change in the outstanding shares of Common Stock after the effective date hereof, determined in accordance with Section 17, by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of shares of Common Stock or other corporate exchange, extraordinary dividend or any distribution to shareholders of shares of Common Stock other than regular cash dividends, or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 10(h)), as to (i) the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Stock Awards, (ii) the maximum number of shares of Common Stock for which Stock Awards may be granted during a calendar year to any Participant, (iii) the maximum amount of a specific Stock Award that may be granted during a calendar year to any Participant, (iv) the exercise price of any Stock Award (provided, however, that the exercise price of an Option or SAR will not be reduced to such degree as would cause such Option or SAR to become subject to Section 409A of the Code), and/or (v) any other affected terms of such Stock Awards.

(b) Change in Control. In the event of a Change in Control after the effective date of the Plan, the Committee may (subject to Section 10(h)), but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of a Stock Award, (ii) cancel such Stock Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the shares of Common Stock subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights, (iii) provide for the issuance of substitute Stock Awards that will substantially preserve the otherwise applicable terms of any affected Stock Awards previously granted hereunder as determined by the Committee in its sole discretion, or (iv) provide that for a period of at least fifteen (15) days prior to the Change in Control, such Options or Stock Appreciation Rights shall be exercisable as to all shares of Common Stock subject thereto and that upon the occurrence of the Change in Control, such Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

12.	Limitations on Transfers.

(a) Transferability of Stock Awards. No Stock Award issued under this Plan prior to the Listing Date may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of a Participant), assigned, pledged, hypothecated or otherwise disposed of unless such sale, exchange, transfer or other disposition is permitted under the terms of the Management Stockholders Agreement, the Plan and the Stock Award Agreement. Any unauthorized transfer of a Stock Award shall be void. A Stock Award issued under the Plan on or after the Listing Date shall be transferable only to the extent provided in the Stock Award Agreement. If a Stock Award Agreement issued under the Plan on or after the Listing Date does not provide for transferability, then the Stock Award shall not be transferable except by will or by the laws of descent and distribution and only if such transfer is in compliance with the terms of the Plan, the Management Stockholders Agreement and Applicable Law. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise applicable rights under a Stock Award Agreement.

(b) Special Rule Applicable to Incentive Stock Options. Notwithstanding the provisions of Section 12(a), an Incentive Stock Option issued under this Plan shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of an Optionholder only by the Optionholder; provided, however, that the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(c) Designation of a Beneficiary. The Committee may establish rules pertaining to the designation by the Participant of a beneficiary who is to receive any shares of Common Stock and/or any cash, or have the right to exercise or redeem that Participant’s Stock Award, in the event of such Participant’s death.

(d) Limited Transfers for the Benefit of Family Members. Notwithstanding any other provision set forth in this Section 12, a Stock Award issued under this Plan may be assigned or transferred (i) as the Committee, in its sole discretion, may permit or (ii) subject to the applicable limitations, if any, set forth in Rule 701 under the Securities Act and the General Instructions to Form S-8 Registration Statement under the Securities Act or any successor(s) thereto.

(e) Permitted Transferees. Any Permitted Transferee will be subject to all of the terms and conditions applicable to a person transferring a Stock Award issued under this Plan, including, but not limited to, the terms and conditions set forth in this Plan, the applicable Stock Award Agreement, the Management Stockholders Agreement and Applicable Law.

(f) Market Standoff Provision. If required by the Company (or a representative of the underwriter(s)) in connection with the first underwritten registration of the offering of any equity securities of the Company under the Securities Act, or as otherwise required pursuant to the terms of the Management Stockholders Agreement, for a specified period of time, the Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of the Common Stock acquired by the Participant pursuant to a Stock Award or other securities of the Company held by the Participant, and shall be subject to such other restrictions on transfer as set forth in the Management Stockholders Agreement and, further, shall execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to such shares until the end of such period.

13.	Section 12 of the Exchange Act.

Prior to an Initial Public Offering, in the event that the Board or the Committee, in its sole discretion, deems it necessary to ensure that the Company does not become subject to the registration requirements set forth in Section 12(g) of the Exchange Act, the Company shall be entitled to engage in the following actions (and any additional actions set forth in an individual’s Stock Award Agreement):

(a) Certain Amendments. It is expressly contemplated that the Board or the Committee may at any time, and from time to time, amend the Plan and/or any Stock Award issued under the Plan, in any respect the Board or Committee deems necessary or advisable in order to ensure that the Company does not become subject to the registration requirements set forth in Section 12(g) of the Exchange Act.

(b) Suspend Options. The Company may prevent the exercise of Options issued under this Plan, in which case, such Options shall remain outstanding and become exercisable at the time that the Company delivers a notice to affected Participants that such Options are again exercisable, whereupon either (i) such Options shall become exercisable according to their terms, or (ii) if an Option would no longer be exercisable according to its terms but previously was or would have been exercisable under those terms, such Option shall remain exercisable until the thirtieth (30th) day following the day that the Company delivers the notice described above. Notwithstanding the other provisions of this Section 13(b), no Option shall remain outstanding or exercisable after the expiration date of the Option as set forth in the Stock Award Agreement documenting such Option.

(c) Require Contribution to a Trust. The Board or Committee may require Participants to contribute Stock Awards and any shares of Common Stock issued under this Plan to a trust designated by the Company under the terms and conditions of a trust agreement approved by the Company. The Company shall bear the expenses of maintaining the trust.

14.	Management Stockholders Agreement and Escrow.

(a) Awards Subject to Plan and Management Stockholders Agreement. All Stock Awards issued hereunder shall be subject to all the terms and conditions of the Plan, the Management Stockholders Agreement and the Stock Award Agreement governing the Stock Award, which terms and conditions are incorporated herein by reference, to all Stock Awards issued hereunder. As a condition of receiving Stock Awards hereunder, each Participant will be obligated to execute such agreements and documents as the Board may require from time to time, including, without limitation, the Management Stockholders Agreement.

(b) Escrow. To ensure that the shares of Common Stock issuable pursuant to Stock Awards are not transferred in contravention of the terms of the Plan and the individual Stock Award Agreements, to ensure that the Common Stock subject to a repurchase option or reacquisition right will be available for repurchase or reacquisition, to ensure enforceability of the rights of any parties relating to the shares of Common Stock as provided for in the Management Stockholders Agreement, and to ensure compliance with other provisions of the Plan, the Company may in its sole discretion require Participants to deposit the certificates evidencing the shares of Common Stock issued under this Plan with an escrow agent designated by the Company.

15.	Amendment of the Plan and Stock Awards.

(a) Amendment of Plan. The Board may, at any time, and from time to time, in its sole discretion amend the Plan, subject to the approval of the Company’s stockholders to the extent such approval is necessary under Applicable Law.

(b) Amendment of Stock Awards; No Material Impairment of Rights. The Board may, at any time, and from time to time, amend the terms of any one or more Stock Awards; provided, however, that a Participant’s rights under any Stock Award shall not be materially impaired by any such amendment or any amendment pursuant to Section 15(a) unless: (A)(i) the Company requests the consent of the Participant, and (ii) the Participant consents in writing or (B) such amendment is necessary pursuant to Section 10(h) or Section 13(a) hereof.

16.	Termination or Suspension of the Plan.

(a) Plan Term. The Board may, at any time, and from time to time, suspend or terminate the Plan. Unless sooner terminated, the Plan shall terminate on the earlier of the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Material Impairment of Rights. Except as otherwise provided herein, suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant unless such amendment is necessary pursuant to Section 10(h) or Section 13(a) hereof.

17.	Effective Date of Plan.

The Plan shall become effective immediately upon its adoption by the Board, subject to the approval of the Company’s stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months before or after its adoption by the Board, any grants of Stock Awards that will have been made will be rescinded and no additional grants of Stock Awards and/or issuances of Common Stock shall be made hereunder.

18.	Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

AMENDMENT NO. 1 TO CHILL HOLDINGS, INC.

2008 STOCK INCENTIVE PLAN

(EFFECTIVE AS OF APRIL 25, 2008)

This AMENDMENT NO. 1 TO THE CHILL HOLDINGS, INC. 2008 STOCK INCENTIVE PLAN (the “Amendment”) is hereby adopted and approved by the Board of Directors of Chill Holdings, Inc. (the “Company”) as of the date set forth above.

Pursuant to the authority granted under Section 15 of the Chill Holdings, Inc. 2008 Stock Incentive Plan (the “Plan”), the Board of Directors of the Company hereby amends the Plan as follows:

1. Amendment of Section 2(w) of the Plan. Section 2(w) of the Plan is hereby deleted in its entirety and replaced with the following:

“ “Management Stockholders Agreement” shall mean, with respect to any Participant or Stock Award, (i) the Chill Holdings, Inc. Management Stockholders Agreement dated as of February 13, 2008, as may be amended from time to time, or (ii) such other Chill Holdings, Inc. Management Stockholders Agreement, as amended from time to time, to which the applicable Participant is party in lieu thereof (as approved by the Board and in accordance with the applicable terms of the Chill Holdings, Inc. Stockholders Agreement, dated as of February 13, 2008).”

2. General. References to the “Plan” contained in the Plan shall mean the Plan as amended by this Amendment. Except as expressly provided herein, the Plan shall remain unchanged and in full force and effect.

Adopted by the Board of Directors of Chill Holdings, Inc. on April 25, 2008.

PLAN HISTORY

February 12, 2008	Board adopts the Plan, with an initial reserve of six million, seven hundred and thirty-four thousand, nine hundred and twenty-three (6,734,923) Shares.

February 12, 2008	Stockholders entitled to vote approve the Plan, with an initial share reserve of 6,734,923 Shares.

April 25, 2008	Board adopts the first amendment to the Plan (“Amendment No. 1”) in order to permit additional forms of management stockholders agreements to be entered into with respect to equity-based incentives issued hereunder. The Plan attached hereto is a composite conformed copy incorporating the technical changes set forth in Amendment No. 1.